Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-248764) pertaining to Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan of our report dated March 16, 2021, with respect to the combined and consolidated financial statements of Whole Earth Brands, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

New York, New York
March 16, 2021